Exhibit 32

CERTIFICATION OF PERIODIC FINANCIAL REPORT

(Section 906 Certification)

Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1.             They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Chino Commercial Bancorp.

2.             The Amendment No. 2 on Form 10-K/A of Chino Commercial Bancorp for the year ended December 31, 2010 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Dated: June 10, 2011	By: /s/ Dann H. Bowman Dann H. Bowman President and Chief Executive Officer

Dated: June 10, 2011	By: /s/ Sandra F. Pender Sandra F. Pender Senior Vice President and Chief Financial Officer